UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  June 19, 2012

OCCIDENTAL PETROLEUM CORPORATION

(Exact Name of Registrant
as Specified in Its Charter)

Delaware	1-9210	95-4035997
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10889 Wilshire Boulevard Los Angeles, California	90024
(Address of Principal Executive Offices)	(ZIP Code)

(310) 208-8800

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencements communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement

On June 19, 2012, Occidental Petroleum Corporation (“Occidental”) entered into an Underwriting Agreement with J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Wells Fargo Securities, LLC, as the representatives of the several underwriters named therein (the “Underwriters”), pursuant to which Occidental agreed to issue and sell to the Underwriters $500 million aggregate principal amount of its 1.50% Senior Notes due 2018 (the “2018 Notes”) and $1.25 billion aggregate principal amount of its 2.70% Senior Notes due 2023 (the “2023 Notes” and, together with the 2018 Notes, the “Notes”). The public offering price was 99.918% of the principal amount in the case of the 2018 Notes and 99.739% of the principal amount in the case of the 2023 Notes. The net proceeds from the offering of approximately $1.74 billion, after deducting underwriting discounts and estimated offering expenses, will be used for general corporate purposes, which may include ordinary course working capital increases, acquisitions, stock repurchases, retirement of debt and other business opportunities.

The Underwriting Agreement contains customary representations, warranties and agreements by Occidental, and customary conditions to closing, indemnification obligations of Occidental and the Underwriters, including for liabilities under the Securities Act of 1933, other obligations of the parties and termination provisions.

The Notes will be issued pursuant to an Indenture, dated as of August 18, 2011, between Occidental and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Indenture”), as supplemented by an Officers’ Certificate, dated as of June 22, 2012, setting forth the specific terms applicable to the Notes (the “Officers’ Certificate”).  The 2018 Notes will bear interest at the rate of 1.50% per year, and the 2023 Notes will bear interest at the rate of 2.70% per year.  Interest on the 2018 Notes and the 2023 Notes will be payable semi-annually in arrears on February 15 and August 15 of each year, beginning on February 15, 2013.

The Indenture contains covenants that limit the ability of Occidental and its consolidated subsidiaries to, among other things, create liens and enter into sale and leaseback transactions, and the ability of Occidental to merge, consolidate or transfer substantially all of its assets.

Occidental may redeem some or all of the Notes of any series at any time or from time to time at the redemption prices set forth in such Notes.

The Notes were sold pursuant to Occidental’s automatic shelf registration statement on Form S-3 (Registration No. 333-176308) under the Securities Act of 1933.  Occidental has filed with the Securities and Exchange Commission a final prospectus supplement, dated June 19, 2012, together with the accompanying prospectus, dated August 15, 2011, relating to the offering and sale of the Notes.

For a complete description of the terms and conditions of the Underwriting Agreement, the Indenture, the Officers’ Certificate and the Notes, please refer to the Underwriting Agreement, the Indenture, the Officers’ Certificate, the form of the 2018 Note and the form of the 2023 Note, each of which is incorporated herein by reference or attached to this Current Report on Form 8-K as Exhibits 1.1, 4.1, 4.2, 4.3 and 4.4, respectively.

In the ordinary course of their respective businesses, certain of the Underwriters and their respective affiliates have engaged, and may in the future engage, in commercial banking and investment banking transactions with Occidental and its affiliates, for which they have received and in the future may receive compensation.

Item 2.03.  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is incorporated herein by reference.

Item 9.01     Financial Statements and Exhibits

(d)  Exhibits

Exhibit No.	Description

1.1	Underwriting Agreement, dated June 19, 2012, among Occidental Petroleum Corporation, J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Wells Fargo Securities, LLC.

4.1

Indenture, dated as of August 18, 2011, between Occidental Petroleum Corporation and The Bank of New York Mellon Trust Company, N.A. (incorporated by reference to Exhibit 4.1 to Occidental Petroleum Corporation’s Current Report on Form 8-K filed on August 19, 2011).

4.2	Officers’ Certificate, dated as of June 22, 2012, establishing the terms and form of the 1.50% Senior Notes due 2018 and the 2.70% Senior Notes due 2023.

4.3	Form of 1.50% Senior Note due 2018.

4.4	Form of 2.70% Senior Note due 2023.

5.1	Opinion of Linda S. Peterson, Associate General Counsel of Occidental Petroleum Corporation.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OCCIDENTAL PETROLEUM CORPORATION

Date:	June 22, 2012	By:	/s/ Roy Pineci
			Name:	Roy Pineci
			Title:	Vice President, Controller and
Principal Accounting Officer

EXHIBIT INDEX

Exhibit No.	Description

1.1	Underwriting Agreement, dated June 19, 2012, among Occidental Petroleum Corporation, J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Wells Fargo Securities, LLC.

4.1

Indenture, dated as of August 18, 2011, between Occidental Petroleum Corporation and The Bank of New York Mellon Trust Company, N.A. (incorporated by reference to Exhibit 4.1 to Occidental Petroleum Corporation’s Current Report on Form 8-K filed on August 19, 2011).

4.2	Officers’ Certificate, dated as of June 22, 2012, establishing the terms and form of the 1.50% Senior Notes due 2018 and the 2.70% Senior Notes due 2023.

4.3	Form of 1.50% Senior Note due 2018.

4.4	Form of 2.70% Senior Note due 2023.

5.1	Opinion of Linda S. Peterson, Associate General Counsel of Occidental Petroleum Corporation.